UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S 8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          SOUTHRIDGE ENTERPRISES, INC.
                          ----------------------------

       (Exact name of small business issuer as specified in its charter)


           Nevada                                          98-0435537
-------------------------------                  -----------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


 3625 N. Hall Street, Suite 900
 Dallas, Texas                                            75129-5106
-------------------------------------------     -----------------------------
  (Address of principal executive office)                  (Zip Code)


     Registrant's telephone number, including area code (888) 862-2192 ext 4

                                      None
             -----------------------------------------------------
                 (former name, former address and former fiscal
                               year, if changed)


             YEAR 2007 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
             -----------------------------------------------------
                            (Full title of the plan)

                                  Paul Willson
                               918 E. Sahara Ave.
                              Las Vegas, NV  89104
                                 (702) 383-1001
            --------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
TITLE OF              PROPOSED       PROPOSED       MAXIMUM      AMOUNT OF
SECURITIES            AMOUNT         MAXIMUM        AGGREGATE    REGISTRATION
TO BE                 TO BE          OFFERING       OFFERING     FEE (1)
REGISTERED            REGISTERED     PRICE          PRICE
                                     PER SHARE
---------------       -----------    ----------     ---------    ------------
Common Stock          7,500,000(2)    $.11          $825,000     $62.96
$.0001 par value


(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the determination of value of the Company's Common Stock as of June 30, 2007.

(2) Represents the maximum number of shares which may be issued under the Southridge Enterprises, Inc. 2007 Employee/Consultant Stock Compensation Plan (the Plan).

PART I

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Plan Information.

The documents containing the information in Item 1 will be sent or given to participants in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registration Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in this Section 10(a) prospectus, other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Alex Smid
President
3625 N. Hall Street
Suite 900
Dallas, Texas  75129-5106
(888) 862-2192, ext. 4


Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission by the Registrant pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this Registration Statement. IN addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

(1) The Registrant's latest Annual Report on Form 10KSB was filed on December 15, 2006.

(2) All other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10KSB referred to above have been filed, including Form 10QSB for the period ended November 30, 2006, filed January 16, 2007, Form 8-K, filed January 16, 2007, Form 8-K filed March 21, 2007, Form 10QSB for the quarter ended February 28, 2007, filed April 12, 2007, Form 8-K filed April 20, 2007, and Form 10QSB for the quarter ended May 31, 2007, filed on July 16, 2007.

  (3) The description of the Common Stock of the Registrant is contained in the Registrant's Registration Statement on Form 8-A 12G, filed May 6, 2005. All documents filed by the Registrant with the Commission pursuant to Section 13(a), 3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


     Item 4. Description of Securities.

     Common stock, .001 par value, as incorporated by reference to the Registrant's registration statement on Form 8A12-g, as filed with the SEC on May 6, 2005, which is hereby incorporated by reference.


Item 5.  Interests of Named Experts and Counsel

The legality of the Common Stock offered hereby will be passed on by Kenneth G. Eade, Attorney at Law, of Beverly Hills, California.

The consolidated financial statements of Southridge Enterprises, Inc. for the year ended August 31, 2006 appearing in Southridge Enterprises, Inc.'s annual report on Form 10KSB, filed December 15, 2006, have been audited by Telford Sadovnick, its former auditor, as set forth in his report thereon are included in reliance upon such report given upon the author's firm as experts in accounting and auditing. The unaudited financial statements of Southridge Enterprises, Inc. appearing on its Form 10QSB for the six months ended February 28, 2007 and the nine months ended May 31, 2007, have been reviewed by Robison Hill and Co.

Item 6. Indemnification of Directors and Officers.

The registrants' Certificate and Bylaws ("Charter Documents") provide certain limitations on the liability of their directors and officers and general partners for monetary damages to the registrant. The Charter Documents obligate the registrants to indemnify the directors and officers, and permit the registrants to indemnify employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the registrants and the stockholders against these individuals.

The registrants' Charter Documents limit the liability of the registrants' directors and officers to the registrant to the fullest extent permitted by Nevada law. Nevada General Corporate Law ("NGCL") permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the NGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The NGCL permits indemnification against expenses, legal fees and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each person acted in good faith and in a manner that he reasonably believed was in or not opposed to the registrant's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The NGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the actions or indemnification is ordered by the court.

It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the Securities Act) is against public policy and unenforceable pursuant to Section 14 of the Securities Act.


Item 8. Exhibits.

5.1 Opinion of Kenneth G. Eade, Attorney at Law

10.16 Southridge Enterprises, Inc. Year 2007 Employee/Consultant Stock Compensation Plan

23.1 Consent of Telford Sadovnick

23.2 Consent of Robison Hill and Co.

23.3 Consent of Kenneth G. Eade, Attorney at Law (contained in the opinion filed as Exhibit 5.1 hereof).


     Item 9. Undertakings.

     The Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31, 2007.


      Southridge Enterprises, Inc.

By:   Alex Smid
      --------------------
      Alex Smid, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





Signature                            Title                    Date
----------------               -------------------       --------------
/s/Alex Smid                   President, Director       August 31, 2007
/s/Daniel Jackson              Director                  August 31, 2007